Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of MB Financial, Inc. of our reports dated February 20, 2014, relating to our audits of the consolidated financial statements and internal control over financial reporting of MB Financial, Inc. and Subsidiaries included in the Annual Report on Form 10-K of MB Financial, Inc. for the year ended December 31, 2013.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ McGladrey LLP

Chicago, Illinois

November 3, 2014